UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:   This Amendment No. 1 to Form 8-K filed with the Securities and Exchange Commission regarding the resignation of MaloneBailey is being filed for the sole purpose of clarifying language used in the original filing.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 1, 2014 E-Waste Systems, Inc. (the “Company”) was notified by e-mail of the resignation of its independent, public accounting firm, MaloneBailey, LLP, effective that date.  The Company’s Board of Directors has accepted the resignation of MaloneBailey LLP

MaloneBailey, LLP has not issued a report on the financial statements of the Company for any period and had only recently been engaged by the Company on December 30, 2013. At the time of resignation, it had not yet released a report or opinion regarding the Company’s financial statements for the fiscal year ended December 31, 2013 or any other period.

As provided in Exhibit 99.1, by letter dated March 3, 2014 MaloneBailey, LLP advised the Company of a concern that certain lease agreements entered into by the Company with several Chinese companies in 2013 appeared to lack substance. As a result, in their opinion, it did not warrant the Company to account for gross revenues and expenses for these China based operations. Their conclusion was based on “review of the lease agreements and an interview with a key management team member that was involved in closing each of the transactions in question and maintained management of the business units”. Further, MaloneBailey, LLP stated that the overstated revenue and expenses could have a material impact on the Company’s consolidated financial statements.

The foregoing matters were raised by MaloneBailey, LLP on February 28th, 2014 following which there were several discussions between outside legal counsel for the Company and  MaloneBailey, LLP in an attempt to resolve the disagreement over the lease agreements and the statements attributed to Company management.  The issue was not resolved. MaloneBailey, LLP resigned by email notification on March 1st, 2014. The Company believes there is substance to the lease agreements and the treatment by the Company is correct. The Board of Directors considered the subject matter of the disagreement with the former accountant in that George Qin of MaloneBailey, LLP discussed the matter with Martin Nielson, CEO and sole director of the Company.

The Company has furnished a copy of this Current Report on Form 8-K/A Amendment No. 1 to MaloneBailey, LLP and requested that MaloneBailey, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and has authorized Malone Bailey to fully respond to any inquiries of the new accountants including, but not limited to, the subject matter of the aforementioned disagreement. Malone Bailey has also been requested to provide the Commission with a letter whether it agrees with the statements contained herein.

On March 5, 2014, the Board of Directors approved the engagement of RBSM Accountants & Advisors (“RBSM”), as its auditors for eWaste Systems, Inc. (the "Company")., The Company  shall engage RBSM as its auditor for the Company's fiscal year ending December 31, 2013 and thereafter.

During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with  RBSM or any member or employee thereof  regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did  RBSM or any member or employee thereof  provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted RBSM or any member or employee thereof  on any matter that was the subject of a disagreement or a reportable event or on any matters contemplated by Item 304 (a) (2) of Regulation S-K.

On March 5, 2014, the Board of Directors of the Company approved the engagement of RBSM  as financial consultants to audit the consolidated balance sheets of the Company as of December 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.  Based on our audits, RBSM will issue a written report on the Company’s consolidated financial statements and schedules supporting the consolidated financial statements, all of which are to be included in the annual report (Form 10-K) proposed to be filed by the Company under the Securities Exchange Act of 1934.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Please see Item 4.01 above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

99.1	Letter from MaloneBailey dated March 3, 2014

99.2	Letter from MaloneBailey dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   March 26, 2014